CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed registration statements on Form S-3 (Nos. 33-65777, 33-65772, 333-32731 and 33-74408) and the registration statements on Form S-8 (Nos. 33-54881, 333-40717, 333-37533, 333-13475, 333-65373, 333-55747, 33-83223, 333-45518, 333-73046 and
33-76496).





                                       /s/ ARTHUR ANDERSEN LLP
                                       ---------------------------
                                           ARTHUR ANDERSEN LLP
Dallas, Texas,
     March 8, 2002